As filed with the Securities and Exchange Commission on March 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

Syndax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	32-0162505
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

730 Third Avenue

9th Floor

New York, New York 10017

(781) 419-1400

(Address of principal executive offices)

_______________________________

2015 Omnibus Incentive Plan

2015 Employee Stock Purchase Plan

2023 Inducement Plan

(Full titles of the plans)

_______________________________

Michael A. Metzger

Chief Executive Officer

Syndax Pharmaceuticals, Inc.

730 Third Avenue

9th Floor

New York, New York 10017

(781) 419-1400

(Name, address and telephone number of agent for service)

Laura A. Berezin Jaime L. Chase Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Luke J. Albrecht General Counsel & Secretary Syndax Pharmaceuticals, Inc. 730 Third Avenue 9th Floor New York, New York 10017 (781) 419-1400

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of (i) registering 3,427,778 shares of common stock, par value $0.0001 per share (the “Common Stock”), reserved and available for issuance under the Registrant’s 2015 Omnibus Incentive Plan (the “2015 Plan”), (ii) registering the offer and sale of an additional 250,000 shares of the Registrant’s Common Stock, to be issued under the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”), and (iii) registering 1,700,000 shares of Common Stock, reserved and available for issuance under the Registrant’s 2023 Inducement Plan (the “Inducement Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by References

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan and the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 25, 2016 (File No. 333-210412), August 25, 2017 (File No. 333-220172), August 8, 2018 (File No. 333-226678), August 7, 2019 (File No. 333-233083), August 6, 2020 (File No. 333-241654), August 9, 2021 (File No. 333-258628), March 1, 2022 (File No. 333-263185), February 28, 2023 (File No. 333-270093) and February 27, 2024 (File No. 333-277423). Additionally the Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 27, 2024 (File No. 333-277423). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits

The exhibits to this Registration Statement are listed below and incorporated by reference herein.

Exhibit Number	Exhibit Description
4.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-37708, filed with the SEC on March 8, 2016).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37708), as filed with the SEC on May 18, 2023).

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-37708, filed with the SEC on March 8, 2016).
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-8, SEC File No. 333-210412, as filed with the SEC on March 25, 2016).
99.2

2015 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-8, SEC File No. 333-210412, as filed with the SEC on March 25, 2016).

99.3

Syndax Pharmaceuticals, Inc. 2023 Inducement Plan, as amended (incorporated herein by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K, SEC File No. 001-37708, as filed with the SEC on March 3, 2025).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 4, 2025.

Syndax Pharmaceuticals, Inc.

By: /s/ Michael A. Metzger

Michael A. Metzger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Metzger and Luke J. Albrecht, and each of them, his true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Metzger	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2025
Michael A. Metzger

/s/ Keith A. Goldan	Chief Financial Officer (Principal Financial Officer)	March 4, 2025
Keith A. Goldan

/s/ Dennis G. Podlesak	Chairman of the Board of Directors	March 4, 2025
Dennis G. Podlesak

/s/ Martin H. Huber, M.D.	Director	March 4, 2025
Martin H. Huber, M.D.

/s/ Jennifer Jarrett	Director	March 4, 2025
Jennifer Jarrett

/s/ Keith A. Katkin	Director	March 4, 2025
Keith A. Katkin

/s/ Pierre Legault	Director	March 4, 2025
Pierre Legault

/s/ William Meury	Director	March 4, 2025
William Meury

Signature	Title	Date
/s/ Aleksandra Rizo, M.D., Ph.D.	Director	March 4, 2025
Aleksandra Rizo, M.D., Ph.D.